Touchstone Funds Group Trust
Item 77Q(1)(e)
The following document is included in the Registrant's Post-Effective Amendment No. 65 filed with the SEC on January 30, 2012, (SEC Accession No. 0001104659-12-005078) and is
incorporated by reference herein:
Sub-Advisory Agreement between Touchstone Advisors, Inc. and London Company of Virginia with respect to the Touchstone Mid Cap Fund dated December 8, 2011 .